Exhibit 10.6

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated October 10, 2019 (the “Effective Date”) by and among Pattern Renewables LP, a Delaware limited partnership (“Seller”) and Pattern US Finance Company LLC (“Purchaser” and together with the Seller, the “Parties”).
WHEREAS, Seller is the owner of certain membership interests as noted on Schedule A hereto (each, a “Membership Asset” and collectively, the “Membership Assets”), as of the date hereof;
WHEREAS, Seller desires to sell or cause to be sold to Purchaser, and Purchaser desires to purchase from Seller, the Membership Assets pursuant to the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.01    Purchase and Sale of Membership Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3 below) Seller shall sell each Membership Asset listed in column (2) on Schedule A to Purchaser and Purchaser shall purchase from Seller, such Membership Assets free and clear of any liens, encumbrances, security interests, pledges, warrants, claims, options, bonds, equitable interests, easements, mortgages, charges, indentures, deeds of trust, rights of way, defects of title, encroachments, or any other restrictions or limitations on ownership or use (other than (a) restrictions on transfer that may be imposed by state or federal securities laws and (b) restrictions on transfer that are set forth in the limited liability company agreement applicable to each Membership Asset (collectively, “Permitted Liens”).
Section 1.02    Consideration. In exchange for the purchase of the Membership Assets pursuant to Sections 1.01 of this Agreement, at the Closing, Purchaser shall pay to Seller $9,500,000, by wire transfer to such bank account as specified in Schedule B hereto, in immediately available funds.
Section 1.03    Closing. The Closing of the sale of the Membership Assets subject to this Agreement (the “Closing”) shall take place on the date 5 business days after the Conditions Precedent provided in Section 1.04 of this Agreement is satisfied, or such other date as the Parties agree, upon the physical or electronic exchange among the Parties of all documents and deliverables required under this Agreement.
Section 1.04    Conditions Precedent. The closing of the offering of Pattern Energy Group Inc.’s Series A Perpetual Preferred Stock pursuant to the terms set forth in that certain Securities Purchase and Rights Agreement among Pattern Energy Group Inc. and the investors party thereto, dated on or about October 10, 2019, shall have occurred.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.01    Each Party hereby represents and warrants solely on behalf of itself (and not on a joint and several basis with the other Party) to the other Party that as of the Effective Date and as of the date of Closing:
(a)    Organization and Standing. Such Party is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.
(b)    No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, (i) conflict with any of the provisions of the organizational documents of such Party, (ii) conflict with or result in breach of, or constitute a default under any contract to which such Party is a party or by which such Party or any of its properties or assets are bound, or (iii) contravene any applicable law, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which would not reasonably be expected to prevent, materially delay or materially impair such Party’s ability to consummate the transactions contemplated by this Agreement.
(c)    Authority. The execution and delivery of this Agreement by such Party and the consummation of the transactions contemplated hereby by such Party have been duly authorized by all necessary action on the part of such Party. This Agreement has been duly executed and delivered by such Party, and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
Section 2.02    Seller’s Ownership and Title. Seller hereby represents and warrants to Purchaser that (i) Seller is the sole owner of the Membership Assets and (ii) Seller has good and marketable title to the Membership Assets, free and clear of all liens, encumbrances, security interests, pledges, warrants, claims, options, bonds, equitable interests, easements, mortgages, charges, indentures, deeds of trust, rights of way, defects of title, encroachments, or any other restrictions or limitations on ownership or use (other than Permitted Liens).

ARTICLE III
MISCELLANEOUS
Section 3.01    US Income Tax Treatment. The transactions contemplated hereby, taken together as a single integrated transaction, are intended to be a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) (and Section 304 of the Code, to the extent relevant) for United States federal income tax purposes.
Section 3.02    Further Assurances. Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and to consummate the transactions contemplated by this Agreement as soon as practicable.
Section 3.03    Tax Matters. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Purchasers when due. Purchasers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as necessary). “Tax” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States’ federal, state, territory, local and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of (i) being a transferee or successor or (ii) being a member of a combined, consolidated, unitary or affiliated group. “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
Section 3.04    Entire Agreement. This Agreement and the annexes and agreements referred to herein constitute the sole and entire agreements of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 3.05    Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 3.06    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 3.07    Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.
Section 3.08    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 3.09    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS (BOTH SUBSTANTIVE AND PROCEDURAL) OF THE PARTIES HEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF.
Section 3.10    Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE AFORESAID COURTS.
Section 3.11    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If a provision of this Agreement is held to be invalid and the rest of this Agreement is not invalidated, each Party will use its commercially reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.
Section 3.12    Terms and Usage Generally. The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. The word “or” will be deemed to mean “and/or.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “$” will be United States dollars. References to a person are also to that person’s successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
Section 3.13    Specific Performance. Each Party agrees and acknowledges that any breach by any Party of its obligations under this Agreement could not be adequately compensated for by damages. Accordingly, if any Party breaches its obligations under this Agreement, the aggrieved Party shall be entitled, in addition to any other remedy that they may have, to seek enforcement of this Agreement by decree of specific performance.
Section 3.14    Notices. All notices, requests and other communications provided for herein shall be in writing and shall be delivered personally or by courier service, sent by recognized overnight delivery service, mailed by registered or certified mail, postage prepaid, or sent by facsimile and mechanically acknowledged, addressed as follows:
(i)    if to Seller:
Pattern Renewables LP
1088 Sansome Street
San Francisco, CA 94111
Attention: General Counsel
Facsimile: (415) 362-7900
(ii)    if to Purchaser:
Pattern US Finance Company LLC
1088 Sansome Street
San Francisco, CA 94111
Attention: General Counsel
Facsimile: (415) 362-7900
Any Party may from time to time change its address for the purpose of notices or other communications to the other Parties by a notice specifying a new address, but no change shall be effective until it is actually received by the Party sought to be charged with its contents.
Notice to Parties, if by facsimile, will be deemed delivered upon receipt of transmission to the facsimile number provided by or on behalf of the Party being mechanically acknowledged. Notice to Parties by hand, by courier service or by recognized overnight delivery service will be deemed delivered upon delivery at the Party’s postal address set forth herein or such other address as such Party may hereafter specify for the purpose of notice.
Section 3.15    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PATTERN RENEWABLES LP

By:/s/ Amy Smolen
Name: Amy Smolen
Title: Vice President

PATTERN US FINANCE COMPANY LLC

By:/s/ Amy Smolen
Name: Amy Smolen
Title: Vice President

SCHEDULE A

(1) Seller	(2) Membership Asset	(3) Purchaser	(4) Purchase Price
Pattern Renewables LP	27.78% of Y interests of KPW Holdings LLC	Pattern US Finance Company LLC	$100,000.00
Pattern Renewables LP	27.78% of Y interests of Pattern New Mexico Infrastructure Holdings LLC	Pattern US Finance Company LLC	$8,300,000.00
Pattern Renewables LP	27.78% of Y interests of SC Transmission Holdings LLC	Pattern US Finance Company LLC	$1,000,000.00
Pattern Renewables LP	27.78% of Y interests of Pattern Illinois Holdings LLC	Pattern US Finance Company LLC	$100,000.00

Schedule A

SCHEDULE B

Wire Transfer Instructions

SELLER

Bank Name:    Citibank, N.A.
Bank Address:                One Penns Way
New Castle, DE 19720
USA

ABA Number:                031100209
Swift Code:                     CITIUS33
Account Name:                Pattern Renewables LP
Account Type:             Checking
Account Number:          38980569

Schedule B